Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Barclays Capital 2011 CEO Energy-Power Conference

NEW ORLEANS, August 29, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Barclays Capital 2011 CEO Energy-Power Conference in New York, New York, on Wednesday, September 7, 2011, at approximately 8:25 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 8, 2011, at approximately 8:25 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 374 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506